EXHIBIT 99.1

John E. Roe, Sr., Board Member of Flushing Financial Corporation, Announces Plan to Retire

UNIONDALE, N.Y., Feb. 13, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq: FFIC), the holding company for Flushing Bank (the “Bank”), announced today that John E. Roe, Sr., a Board Member and former Chairman, will retire effective February 19, 2019.

John E. Roe, Sr. served as Chairman of the Board of the Company and the Bank from February 16, 2011 to February 3, 2017. He has been a member of the Board of Directors of the Company since its formation in 1994 and of the Bank since 1968.

Mr. Roe, a retired Captain of the United States Navy Reserve, was appointed Rear Admiral of the New York State Naval Militia by the Governor of New York. He was also a former Trustee of Eastern Long Island Hospital and of Flushing Hospital Medical Center, where he served as Chairman for 10 years. Mr. Roe retired as Chairman of City Underwriting Agency, Inc., an insurance brokerage.

John R. Buran, President and Chief Executive Officer of Flushing Financial Corporation, stated: "I would like to thank John for his service to our organization, especially for his time as Chairman. During John's tenure as a Director, he served as Chairman of the Nominating and Governance Committee and Chairman of the Insurance Committee. He was also a member of the Compensation, Audit, and Investment Committees. John's contributions throughout the years proved invaluable. Most notably, his insurance industry experience as Chairman of City Underwriting Agency provided unique insights in assessing the Company's risk profile."

Alfred A. DelliBovi, Chairman of Flushing Financial Corporation, stated: "We are grateful to John for his dedication and service to Flushing Financial Corporation and the Bank. His exceptional contributions to the Company and the Bank spanned more than 51 years. Under his leadership, the Bank became a well-capitalized commercial bank with over 6 billion in assets. It's been a privilege for me and the other members of our Board of Directors to work with John over the years."

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Contact:
Maria A. Grasso
Senior Executive Vice President, Chief Operating Officer
Flushing Bank
718-961-5400